UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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LANTRONIX, INC.
(Name of Registrant as Specified In Its Charter)

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Lantronix, Inc. Reports New Stock Option Grants Under
NASDAQ Market Rule 4350

Irvine, CA, Nov. 10, 2010 – Lantronix, Inc. (Nasdaq: LTRX), a leading global provider of smart connectivity solutions that enable business and technology professionals to access any device, anywhere, anytime, today announced that, in accordance with NASDAQ Marketplace Rule 4350, eleven (11) new employees  were granted an inducement stock option covering an aggregate sum of 46,399 shares of common stock.  These options were granted under the 2010 Inducement Equity Incentive Plan and without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) with the following terms: each option has been classified as a non-qualified stock option, has an exercise price equal to the fair market value on the grant date, has a ten-year term, and vests as to 25% of the award on the anniversary of the first day of the month following employee’s start date and as to 1/48th of the award each month thereafter, subject to continued employment through each relevant date.

About Lantronix
Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Our smart connectivity solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet, provide secure remote access to firewall-protected equipment, and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com.

Additional Information
On October 29, 2010, Lantronix filed a definitive proxy statement with the Securities and Exchange Commission in connection with the Company’s annual meeting.  Stockholders are urged to read the definitive proxy statement, because it contains important information.  Stockholders may obtain, free of charge, copies of the definitive proxy statement and other documents filed by Lantronix with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, http://www.sec.gov.  In addition, stockholders may obtain copies of our definitive proxy statement and other documents filed with the Securities and Exchange Commission by Lantronix free of charge by writing to Lantronix, Inc., 167 Technology Drive, Irvine, California 92618.

Investor Relations Contacts:
Todd Kehrli / Jim Byers
MKR Group, Inc.
323-468-2300
ltrx@mkr-group.com

Lantronix, Inc.
Reagan Y. Sakai
Chief Financial Officer
(949) 453-3990

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167 Technology  |  Irvine  |  CA  92618  |  USA  |  Tel: 949-453-3990  |  Fax: 959-453-3995  |  www.lantronix.com